UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principle executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 17, 2014, SunEdison, Inc. (the “Registrant”) filed a Current Report on Form 8-K relating to the entry by the Registrant and certain of its affiliates into an agreement to acquire First Wind Holdings, LLC. The Form 8-K incorrectly stated in Item 1.01 the upfront purchase price to be paid by SunEdison, Inc. The correct upfront payment by SunEdison, Inc. is up to $1.0 billion, including the assumption of $361 million of debt at closing, and an expected $510 million of earnout payments over two-and-a-half years upon full notice to proceed with respect to solar earnout projects and substantial completion with respect to wind earnout projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	November 18, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary